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                                                                     EXHIBIT 5.2

                [Letterhead of Morris, Nichols, Arsht & Tunnell]





                                 June 19, 2002





The Goodyear Capital Trusts
(as defined below)
c/o The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio  44316

                  Re:    The Goodyear Capital Trusts
                         ---------------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Goodyear Capital Trust I, a Delaware statutory business trust ("Goodyear Capital Trust I"), Goodyear Capital Trust II, a Delaware statutory business trust ("Goodyear Capital Trust II"), and Goodyear Capital Trust III, a Delaware statutory business trust ("Goodyear Capital Trust III" and, collectively with Goodyear Capital Trust I and Goodyear Capital Trust II, the "Goodyear Capital Trusts"), in connection with certain matters of Delaware law relating to the formation of the Goodyear Capital Trusts and the proposed issuance of trust preferred securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission by The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), on or about the date hereof (the "Registration Statement").

                  In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of Goodyear Capital Trust I as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on June 12, 2002 (the "Goodyear Capital Trust I Certificate"); the Declaration of Trust of Goodyear Capital Trust I dated as of June 7, 2002 (the "Goodyear Capital Trust I Original Governing Instrument"); the Certificate of Trust of Goodyear Capital Trust II as filed in the State Office on June 12, 2002 (the "Goodyear Capital Trust II Certificate"); the Declaration of Trust of Goodyear Capital Trust II dated as of June 7, 2002 (the "Goodyear Capital Trust II Original Governing Instrument"); the Certificate of Trust of Goodyear Capital Trust III as filed in the State Office on June 12, 2002 (collectively with the Goodyear Capital Trust I Certificate and the Goodyear Capital Trust II Certificate, the "Certificates"); the Declaration of Trust of Goodyear Capital Trust III dated as of June 7, 2002
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The Goodyear Capital Trusts
June 19, 2002
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(collectively with the Goodyear Capital Trust I Original Governing Instrument
and the Goodyear Capital Trust II Original Governing Instrument, the "Original Governing Instruments"); the Registration Statement; and a certification of good standing of each Goodyear Capital Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each Goodyear Capital Trust; (iii) that the Company, the property trustee, the Delaware trustee and each administrative trustee of each Goodyear Capital Trust will duly authorize, execute and deliver an amended and restated declaration of trust of such Goodyear Capital Trust (each, a "Governing Instrument") that incorporates the relevant provisions of the Registration Statement relating to such Goodyear Capital Trust, contains all provisions necessary to effectuate the issuance of the trust preferred securities as contemplated by the Registration Statement and complies in all respects with the provisions of the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"), and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of each Goodyear Capital Trust and the issuance by each Goodyear Capital Trust of trust preferred securities, in each case prior to the first issuance of trust preferred securities of such Goodyear Capital Trust;
(iv) that the trust preferred securities of each Goodyear Capital Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all trust preferred securities by each Goodyear Capital Trust, that would cause a dissolution or liquidation of any Goodyear Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each Goodyear Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Act; (vii) that prior to the first issuance of trust preferred securities by each Goodyear Capital Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the trust preferred securities of each Goodyear Capital Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such Goodyear Capital Trust and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all trust preferred securities by each Goodyear Capital Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering
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The Goodyear Capital Trusts
June 19, 2002
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materials relating to the trust preferred securities offered by any Goodyear
Capital Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. Each of the Goodyear Capital Trusts is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

                  2. The trust preferred securities of each Goodyear Capital Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of such Goodyear Capital Trust.

                  3. Under the Delaware Act, except to the extent otherwise provided in the applicable Governing Instrument, the holders of trust preferred securities of each Goodyear Capital Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any holder of trust preferred securities who is, was or becomes a named trustee of a Goodyear Capital Trust.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "VALIDITY OF SECURITIES" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                              Very truly yours,

                                              MORRIS, NICHOLS, ARSHT & TUNNELL

                                              /s/ Jonathan I. Lessner

                                              Jonathan I. Lessner